UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 South Quebec Street, Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 967-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the pending expiration of its existing revolving credit agreement, on October 24, 2005, First Data Corporation (the “Company”) entered into a new unsecured $1.5 billion, five-year revolving credit agreement (the “Credit Agreement”) with the banks named therein, as lenders, Wachovia Bank, National Association, as administrative agent, Wells Fargo Bank, National Association, as syndication agent, JPMorgan Chase Bank, N.A., Barclays Bank PLC and Citibank, N.A., as documentation agents, and Wachovia Capital Markets, LLC and Wells Fargo Bank, National Association, as joint lead arrangers and joint book runners. The Credit Agreement is summarized in Item 2.03 of this report, which is incorporated by reference into this Item 1.01. A copy of the Credit Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 24, 2005, simultaneously with entering into the Credit Agreement, the Company terminated its existing unsecured $1.1 billion, five-year revolving credit agreement, dated as of November 3, 2000 (the “Existing Credit Agreement”), among the Company, the lenders named therein, Bank One, NA, Bank of America, N.A. and Citicorp USA, Inc., as syndication agents, and The Chase Manhattan Bank, as administrative agent. The Existing Credit Agreement was scheduled to expire on November 3, 2005. The Company incurred no early termination penalties in connection with the termination.

The Existing Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 21, 2001 and is incorporated herein by reference. The foregoing summary of the Existing Credit Agreement is qualified in its entirety by reference to the full text of the Existing Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Credit Agreement provides for unsecured revolving loans up to a maximum aggregate amount outstanding of $1.5 billion. The Company can seek to increase the lenders’ aggregate commitments to a maximum of $2 billion, subject to certain conditions. The Credit Agreement expires on October 24, 2010. As of the date hereof, there are no loans outstanding under the Credit Agreement and the Company never drew against the Existing Credit Agreement.

Borrowings under the Credit Agreement will bear interest, at the Company’s option, at the administrative agent’s base rate from time to time or the applicable LIBOR rate plus an applicable percentage depending upon the Company’s credit ratings at the time of such borrowings. The Credit Agreement contains customary representations, warranties, covenants and indemnification for a transaction of this type. The Credit Agreement also contains customary events of default, including a cross default provision and a change of control provision. In the event of a default, the administrative agent may, with the consent of the requisite number of lenders, or will, at the request of the requisite number of lenders, declare the obligations under the Credit Agreement immediately due and payable. For certain events of default relating to insolvency and receivership, the commitments of the lenders are automatically terminated and all outstanding obligations become due and payable.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Revolving Credit Agreement dated October 24, 2005 among First Data Corporation, the banks named therein, as lenders, Wachovia Bank, National Association, as administrative agent, Wells Fargo Bank, National Association, as syndication agent, JPMorgan Chase Bank, N.A., Barclays Bank PLC and Citbank, N.A., as documentation agents, and Wachovia Capital Markets, LLC and Wells Fargo Bank, National Association, as joint lead arrangers and joint book runners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTDATA CORPORATION

By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Assistant Secretary

Date: October 27, 2005